Exhibit 99.1

RealNetworks Reports Quarterly Profit

Achieves Record Revenue and More than 1.85 Million Subscribers

SEATTLE, May 4, 2005 – RealNetworks®, Inc. (Nasdaq: RNWK), the leading creator of digital media services and software, today announced results for the first quarter ended March 31, 2005.

Highlights

•	Achieved GAAP profitability

•	Reported record revenue, up 27% from the first quarter of 2004

•	Increased total subscriber base to more than 1.85 million

•	Expanded music subscribers to more than 1 million in April

For the first quarter of 2005, Real achieved record quarterly revenue of $76.6 million, up 27 percent from $60.4 million in the first quarter of 2004. The company reported net income of $0.8 million, or just under one half cent per share, compared to a net loss of ($10.4) million, or ($0.06) per share, in the first quarter of 2004. Excluding antitrust litigation expenses of approximately $3.7 million, or $0.02 per share, during the first quarter of 2005, net income for the first quarter was $4.6 million, or $0.02 per share. EBITDA (Earnings Before Interest, Taxes, Depreciation, and Amortization) was $2.6 million compared to a loss of ($7.5) million in last year’s first quarter. Absent antitrust litigation expenses, EBITDA was $6.4 million for the first quarter of 2005, up from a loss of ($0.3) million, which also excluded the loss on a content agreement, in the first quarter of 2004.

“In the first quarter, we achieved record revenue and subscriber growth, and returned to GAAP profitability” said Rob Glaser, chairman and CEO of RealNetworks. “Driven by the launch of the new Rhapsody and the growth of our games business, I believe we will continue to strengthen our leadership in the digital media marketplace.”

Financial Highlights

Real continued to see strong revenue growth driven by its expanding consumer business comprised of digital media products and services, such as music subscriptions and downloadable games sold to consumers over the Internet. First quarter revenue from Real’s Consumer Products and Services grew 37 percent to $64.2 million, up from $47.0 million in the first quarter of 2004 and was highlighted by rapid growth in Real’s digital music and games categories. In the first quarter, music revenue grew 86 percent to $22.2 million, up from $11.9 million in the first quarter of 2004. Games revenue grew 80 percent to $12.2 million, up from $6.8 million in the first quarter of 2004. Real’s Business Products and Services generated $12.4 million in revenue in the first quarter of 2005 compared to $13.4 million in the prior year’s first quarter and $11.0 million in the fourth quarter of 2004.

The gross margin improved to 68 percent in the first quarter compared to 56 percent in the first quarter of 2004, which included a $4.9 million write off associated with a content agreement. Operating expenses, including antitrust litigation, were $51.6 million for the quarter compared to $43.9 million in the first quarter of 2004. As of March 31, 2005, Real had $369.7 million in cash, cash equivalents and short-term investments, which includes the proceeds from $100 million of convertible debt.

At the close of the first quarter of 2005, Real had over 1.85 million total subscribers, up from over 1.3 million for the same quarter in 2004. Total music subscribers at the end of the first quarter of 2005 increased to more than 975,000, up from more than 450,000 at the end of the first quarter of 2004. On April 20, 2005, Real reported more than one million music subscribers. These subscriber counts for the first quarter of 2005 include Comcast radio registrations resulting from our new wholesale relationship with Comcast.

Forward Looking Guidance

For the second quarter of 2005, Real expects net revenue of $79 million to $81 million and earnings per share of $0.00 to $0.01. This guidance includes approximately $1.5 million of revenue related to a legacy systems license agreement which is substantially completed as of the end of the second quarter. Real’s guidance also includes $4.7 million, or $0.02 per share, of estimated expenses related to antitrust litigation, reflecting both increased European Commission activity as well as a higher level of discovery activity in our U.S. case. This guidance also includes a gain associated with the sale of MusicNet currently estimated to be approximately $7.3 million and approximately $7 million of incremental marketing expense primarily associated with the launch of the new Rhapsody product line. Excluding antitrust litigation expenses, Real expects earnings per share of $0.02 to $0.03 for the second quarter of 2005.

Given the strong financial results reported in the first quarter, Real is increasing 2005 full-year guidance. Real now expects full-year revenues of $320 million to $330 million versus previous guidance of $310 million to $320 million, which represents a 20 percent to 24 percent growth rate over 2004 results. Real expects full year EBITDA, excluding antitrust litigation expenses, to be between $25 million and $28 million, compared to its previous guidance of $20 million to $25 million. In addition, Real expects that its antitrust litigation expenses for the full year will be approximately $16 million, or $0.08 per share.

For the full-year, Real expects 2005 earnings per share of $0.02 to $0.04 per share. Excluding antitrust litigation expenses, Real expects earnings per share of $0.10 to $0.12 per share.

     Webcast Information:

The company will host a webcast and conference call today at 5:00 pm (Eastern)/ 2:00 pm (Pacific). The live webcast, featuring slides and audio, will be available at http://www.realnetworks.com/company/investor/earnings.html. Listeners will require RealPlayer® to listen to the conference call, which can be downloaded for free at www.real.com. The on-demand webcast will be available approximately two hours following the conclusion of the live webcast. Participants may access the conference call by dialing 800-857-5305 (773-681-5857 for international callers). The passcode is “First Quarter” and the leader is Rob Glaser. A telephonic replay will be available until 8 pm (Eastern), May 7th, and may be accessed by dialing 800-337-6558 (402-220-9657 for international callers).

For More Information Contact:

Press: Jeremy Pemble, RealNetworks, (206) 892-6614, jpemble@real.com
Financial: Roy Goodman, RealNetworks, (206) 892-6841, rgoodman@real.com

About RealNetworks

RealNetworks, Inc. is the leading creator of digital media services and software including Rhapsody®, RealPlayer 10, and casual PC-based games. With more than one million subscribers, the company is the market leader in premium music subscription services. Consumers can access and experience audio/video programming and download RealNetworks’ consumer software at http://www.real.com. Broadcasters, network operators, media companies and enterprises use RealNetworks’ products and services to create and deliver digital media to PCs, mobile phones and consumer electronics devices. RealNetworks’ corporate information is located at http://www.realnetworks.com/company.

Forward Looking Statements: This press release contains forward-looking statements that involve risks and uncertainties, including statements relating to: (a) Real’s future revenues, expenses, margins, profitability, net income earnings per share and other measures of results of operation; (b) the scalability of Real’s financial model; (c) Real’s leadership in the digital media marketplace; (d) the prospects for future growth; and (e) future subscriber counts and growth. Actual results may differ materially from the results predicted. Factors that could cause actual results to differ from the results predicted include: development and consumer acceptance of legal online music distribution services; risks associated with the sustained adoption and use of RealNetworks’ services by customers, including the uncertainty of whether consumers will continue to pay for subscription content over the Internet, which is a relatively new and unproven business model; the potential that we will be unable to continue to enter into commercially attractive agreements with third parties for the provision of compelling content for our subscription service offerings; risks associated with consumer adoption of devices that support portable subscription content; the risk that the costs of our antitrust litigation will be greater than we anticipate; the emergence of new entrants and competition in the market for digital media subscription offerings and on-line music sales; the impact on our gross margins from content costs and from the mix of subscribers to subscription offerings with higher content costs than others; competitive risks, including competing technologies, products and services, and the competitive activities of our larger competitors, some of which have strong ties to streaming media users through other products; risks associated with the introduction of new products and services; risks associated with acquisition that we may undertake in the future; and RealNetworks’ independent decisions, from time to time, based on all factors it deems relevant, whether to repurchase shares under its stock buyback program. More information about potential risk factors that could affect RealNetworks’ business and financial results is included in RealNetworks’ annual report on Form 10-K for the most recent year ended December 31,and its quarterly reports on Form 10-Q and from time to time in other reports filed by RealNetworks with the Securities and Exchange Commission.

RealNetworks, RealAudio, RealVideo, Helix, Rhapsody, RealArcade, GameHouse and RealPlayer are trademarks or registered trademarks of RealNetworks, Inc. All other companies or products listed herein are trademarks or registered trademarks of their respective owners.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarters Ended
	March 31,	March 31,
	2005	2004
	(in thousands, except per share data)
Net revenue	$76,572	$60,390
Cost of revenue	24,737	21,761
Loss on content agreement	—	4,938

Gross profit	51,835	33,691

Operating expenses:
Research and development	13,670	12,251
Sales and marketing	28,020	22,203
General and administrative	6,166	6,821
Antitrust litigation (A)	3,744	2,321
Stock-based compensation	36	266

Total operating expenses	51,636	43,862

Operating income (loss)	199	(10,171)
Other income (expense), net:
Interest income, net	2,016	860
Equity in net loss of MusicNet	(1,066)	(1,115)
Other, net	(191)	90

Other income (expense), net	759	(165)
Income (loss) before income taxes	958	(10,336)
Income tax provision	(144)	(102)

Net income (loss)	$814	$(10,438)

Basic net income (loss) per share	$0.00	$(0.06)

Diluted net income (loss) per share	$0.00	$(0.06)

Shares used to compute basic net income (loss) per share	170,947	166,961
Shares used to compute diluted net income (loss) per share	184,686	166,961

(A)	Consists of legal fees, personnel costs, public relations and other professional service fees incurred related to antitrust complaints against Microsoft, including proceedings in the European Union.

RealNetworks, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31,	December 31,
	2005	2004
	(in thousands)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$369,702	$363,621
Trade accounts receivable, net of allowances for doubtful accounts and sales returns	14,959	14,501
Prepaid expenses and other current assets	7,028	8,196

Total current assets	391,689	386,318
Equipment and leasehold improvements, at cost:
Equipment and software	48,368	45,324
Leasehold improvements	25,335	25,015

Total equipment and leasehold improvements	73,703	70,339
Less accumulated depreciation and amortization	43,766	41,508

Net equipment and leasehold improvements	29,937	28,831

Restricted cash equivalents	19,569	20,151
Investments	39,580	36,588
Goodwill, net	119,218	119,217
Other intangible assets, net	8,252	8,383
Other	2,959	3,014

Total assets	$611,204	$602,502

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,186	$10,219
Accrued and other liabilities	54,985	50,033
Deferred revenue, excluding non-current portion	26,428	30,307
Accrued loss on excess office facilities and content agreement, excluding non-current portion	7,925	8,160

Total current liabilities	103,524	98,719

Deferred revenue, excluding current portion	352	548
Accrued loss on excess office facilities and content agreement, excluding current portion	17,391	19,017
Deferred rent	3,497	3,413
Convertible debt	100,000	100,000
Total shareholders’ equity	386,440	380,805

Total liabilities and shareholders’ equity	$611,204	$602,502

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

	2005	2004				2003
	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
	(in thousands)
Net Revenue by Line of Business: *
Consumer products and services (A)	$64,206	61,541	56,034	53,743	47,025	41,679	36,377	33,172	32,886
Business products and services (B)	12,366	11,005	12,276	11,730	13,365	12,377	15,432	16,474	13,980

Total net revenue	$76,572	72,546	68,310	65,473	60,390	54,056	51,809	49,646	46,866

Consumer Products and Services:
Subscriptions (C)	$44,400	42,722	38,386	35,459	32,073	30,540	27,909	25,470	23,639
E-commerce and other (D)	19,806	18,819	17,648	18,284	14,952	11,139	8,468	7,702	9,247

Total consumer products and services revenue	$64,206	61,541	56,034	53,743	47,025	41,679	36,377	33,172	32,886

Consumer Products and Services: *
Music (E)	$22,243	20,252	18,040	14,954	11,940	7,937	4,655	1,670	831
Video, consumer software and other (F)	24,154	25,169	23,619	23,715	24,289	26,369	26,235	27,555	28,485
Games (G)	12,189	10,330	9,098	8,352	6,755	3,930	3,150	2,672	2,410
Media Properties (H)	5,620	5,790	5,277	6,722	4,041	3,443	2,337	1,275	1,160

Total consumer products and services revenue	$64,206	61,541	56,034	53,743	47,025	41,679	36,377	33,172	32,886

Net Revenue by Geography:
United States	$57,757	55,608	52,054	50,949	43,963	40,175	37,660	36,009	33,769
Rest of world	18,815	16,938	16,256	14,524	16,427	13,881	14,149	13,637	13,097

Total net revenue	$76,572	72,546	68,310	65,473	60,390	54,056	51,809	49,646	46,866

Gross Margin by Line of Business: **
Consumer products and services	65%	64%	59%	63%	58%	55%	54%	61%	63%
Business products and services	82%	82%	83%	83%	83%	83%	87%	88%	89%
Total gross margin	68%	67%	64%	67%	56%	62%	64%	70%	71%
Subscribers (presented as greater than) ****
Total ***	1,850	1,550	1,550	1,400	1,300	1,300	1,150	1,000	1,000
Music	975	700	625	550	450	350	250	150	100

*	Reclassifications were made to the presentation of prior periods in order to conform to the presentation for the quarter ended March 31, 2005

**	For the quarter ended March 31, 2004, total gross margin includes loss on content agreement of $4.9 million

***	Total subscribers as of March 31, 2004 reflect the removal of approximately 142,000 subscribers resulting from the non-renewal of the MLB contract

****	Total and music subscribers as of March 31, 2005 reflect the inclusion of subscribers that registered for the Comcast Rhapsody Radio Plus service

(A)	Revenue is derived from consumer digital media subscription services, RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music, and advertising

(B)	Revenue is derived from media delivery system software, support and maintenance services, broadcast hosting services and consulting services

(C)	Revenue is derived from consumer digital media subscription services including: SuperPass, RadioPass, Rhapsody, GamePass and stand-alone subscriptions

(D)	Revenue is derived from RealPlayer Plus and related products, sales and distribution of third party software products, content such as games and music, and advertising

(E)	Revenue is derived from RadioPass and Rhapsody subscription services and sales of music content

(F)	Revenue is derived from RealOne SuperPass subscriptions, RealPlayer Plus and related products, stand-alone subscription services and sales of third party software products

(G)	Revenue is derived from the GamePass subscription service, sales of games and advertising generated from our games and game-related Web sites

(H)	Revenue is derived from non-game related advertising and distribution of third party products

RealNetworks, Inc. and Subsidiaries
Supplemental Financial Information
(Unaudited)

A reconciliation of Generally Accepted Accounting Principles (“GAAP”) net income (loss) to income (loss) before interest, taxes, depreciation, amortization and stock compensation (“EBITDA”) and EBITDA excluding antitrust litigation and loss on content agreement is as follows:

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2005	2004	2004	2004	2004
	(in thousands)
Net income (loss) in accordance with GAAP	$814	(972)	(6,969)	(4,618)	(10,438)
Interest income, net	(2,016)	(1,602)	(1,190)	(800)	(860)
Taxes	144	165	142	113	102
Depreciation, amortization and stock compensation	3,666	3,791	4,089	3,810	3,648

EBITDA	2,608	1,382	(3,928)	(1,495)	(7,548)

Antitrust litigation	3,744	2,997	2,974	2,756	2,321
Loss on content agreement	—	—	—	—	4,938

EBITDA excluding antitrust litigation and loss on content agreement	$6,352	4,379	(954)	1,261	(289)

This reconciliation has been provided as a performance measure, as the Company uses EBITDA and EBITDA excluding antitrust litigation expense on an ongoing basis to track and assess its financial performance. The Company has calculated EBITDA excluding loss on content agreement because it believes that the loss on content agreement is an item that does not reflect the ongoing financial operations of the Company’s business.

Forward Looking Guidance

A reconciliation of GAAP net income guidance for 2005 to EBITDA excluding antitrust litigation is as follows:

	Ranges for Year Ending
	December 31, 2005
	(in thousands)
Net Income in accordance with GAAP	$4,000	7,000
Antitrust litigation	16,000	16,000
Interest, taxes, depreciation and amortization	5,000	5,000

EBITDA excluding antitrust litigation	$25,000	28,000